Exhibit 99.1

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: June 29, 2017, 6:00 a.m. EDT

Contact:	Lorie Tekorius, Investor Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

~ Posts EPS of $1.03 ~

~ Manufacturing gross margin of nearly 23% ~

~ Diversified orders of 11,000 new railcars ~

Lake Oswego, Oregon, June 29, 2017 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its third fiscal quarter ended May 31, 2017.

Third Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $32.8 million, or $1.03 per diluted share, on revenue of $439.2 million.

•	Adjusted EBITDA for the quarter was $63.8 million, or 14.5% of revenue.

•	Finalized three major strategic transactions: formed Greenbrier-Astra Rail; executed railcar services and supply agreement with Mitsubishi UFJ Lease & Finance (MUL); and increased stake in Greenbrier-Maxion to 60% and Amsted-Maxion Cruzeiro to 24.5%.

•	Diversified orders for nearly 11,000 railcars were received during the quarter, valued at $1.01 billion, including 6,000 MUL units. Order activity excludes approximately 500 units from Greenbrier-Maxion (not consolidated) and Greenbrier-Astra Rail (formed June 1, 2017). If included, total international order activity would be 1,000 units.

•	New railcar backlog as of May 31, 2017 was 31,000 units with an estimated value of $3.10 billion, compared to 22,600 units with an estimated value of $2.44 billion as of February 28, 2017. Backlog includes approximately 1,000 units related to the formation of Greenbrier-Astra Rail, but does not reflect backlog for Greenbrier-Maxion.

•	New railcar deliveries totaled 2,600 units for the quarter, compared to 3,900 units for the quarter ended February 28, 2017. The decline in deliveries is primarily due to the timing of railcar syndications as well as lower production rates for certain car types.

•	Board declared a quarterly dividend of $0.22 per share payable on August 8, 2017 to shareholders of record as of July 18, 2017.

William A. Furman, Chairman and CEO said, “Our two-part strategy is succeeding. Specifically, our strategy protects and grows our core North American businesses while we also expand internationally in promising regions for rail transportation. By adhering to this strategy, Greenbrier delivered strong third quarter results highlighted by favorable gross margins of 20% and orders for 11,000 railcars. This is a testament to our business flexibility and our team’s ability to execute in more challenging markets for our products and services.”

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 2

Furman continued, “We are encouraged by the strong order activity in our third quarter of 11,000 units, and especially in our North American and European markets. Excluding the 6,000 units from the MUL transaction, orders in these traditional markets totaled 5,000 units, the strongest level achieved in the past two years. This total excludes orders received by Greenbrier-Maxion and Astra Rail for the trailing three months. Our backlog of 31,000 railcar units places Greenbrier on a strong footing as we approach fiscal 2018. Since the beginning of the year we have observed sustained and increasing railcar loadings across commodity types, as well as decreasing rail velocity. Both are positive indicators for the near term demand environment.”

Furman added, “While we see emerging improvements in North American and European rail markets, we still expect a challenging commercial environment into calendar 2018. This makes execution of our two-part strategy even more important in the upcoming fiscal year. Although unforeseen developments in our markets can always occur, we remain cautiously optimistic.”

Furman concluded, “We will continue to forge new partnerships and expand on existing relationships like the transactions we finalized recently with MUL, Greenbrier-Maxion and Astra Rail. With manufacturing operations on three continents, solid railcar backlog, strong cash flows and a flexible balance sheet, Greenbrier continues to deliver long-term value for its shareholders.”

Business Outlook

Based on current business trends and production schedules for fiscal 2017, Greenbrier refines provided guidance for:

•	New railcar deliveries to be approximately 15,000 – 16,000 units

•	Revenue of approximately $2.1 – $2.3 billion

•	Diluted EPS in the range of $3.45 to $3.65, excluding $0.17 per share of new convertible note interest expense

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 3

Financial Summary

	Q3 FY17	Q2 FY17	Sequential Comparison – Main Drivers
Revenue	$439.2M	$566.3M	Down 22.4% due to timing of railcar syndications and lower deliveries reflecting lower production rates for certain car types
Gross margin	20.4%	21.0%	Down 60 bps due primarily to lower deliveries
Selling and administrative expense	$42.8M	$39.5M	Up 8.4% primarily attributed to higher employee related costs including long-term incentive compensation
Gain on disposition of equipment	$1.6M	$2.1M	Timing of sales fluctuates and is opportunistic
Adjusted EBITDA	$63.8M	$94.5M	Lower operating margin driven by lower deliveries
Interest and foreign exchange	$7.9M	$5.7M	Up due to full quarter of interest expense related to new convertible debt
Effective tax rate	21.3%	32.8%	Reflects a change in the geographic mix of earnings, the effects of discrete items and cumulative adjustments due to slightly reduced expected annual rate of 28.8%
Loss from unconsolidated affiliates	($0.7M)	($2.0M)	Continued challenging after-markets operating environment in North America partially offset by increased ownership in Brazilian operations
Net (earnings) loss attributable to noncontrolling interest	$1.6M	($14.5M)	Timing of railcar syndications at our GIMSA JV and lower production rates for certain car types
Net earnings attributable to Greenbrier	$32.8M	$34.5M
Diluted EPS	$1.03	$1.09

Segment Summary

	Q3 FY17	Q2 FY17	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$317.1M	$445.5M	Down 28.8% primarily due to timing of railcar syndications and lower production rates for certain car types
Gross margin	22.7%	22.2%	Up 50 bps primarily due to change in product mix and strong operating efficiency
Operating margin (1)	18.3%	19.2%
Deliveries	2,600	3,900
Wheels & Parts
Revenue	$85.2M	$82.7M	Up 3.0% primarily attributable to increased scrap revenue
Gross margin	8.5%	8.7%	Down 20 bps primarily due to change in product mix
Operating margin (1)	5.0%	6.7%
Leasing & Services
Revenue	$36.8M	$38.1M	Down 3.4% primarily due to lower interim rent and externally sourced railcar syndications
Gross margin	28.7%	33.8%	Down 510 bps primarily due to lower net interim rent
Operating margin (1) (2)	19.2%	26.0%
Lease fleet utilization	93.6%	93.8%

(1) See supplemental segment information on page 11 for additional information.

(2) Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2017 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	June 29, 2017

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America, Latin America and Europe. We also build and market marine barges in North America. We manufacture freight railcars in Brazil through a strategic partnership in which we hold a majority interest and produce rail castings through a separate Brazilian partnership. Greenbrier also has a majority stake in Greenbrier-Astra Rail, an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. Through our European manufacturing operations, we deliver U.S.-designed tank cars to Saudi Arabia. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 9,000 railcars and performs management services for 267,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 5

exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe Adjusted EBITDA assists investors in understanding our underlying core operating performance and improves the period to period comparability. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	May 31, 2017	February 28, 2017	November 30, 2016	August 31, 2016	May 31, 2016
Assets
Cash and cash equivalents	$465,413	$545,752	$233,790	$222,679	$214,440
Restricted cash	8,753	8,696	8,642	24,279	8,669
Accounts receivable, net	267,830	295,844	237,037	232,517	213,510
Inventories	414,012	381,439	402,064	365,805	458,068
Leased railcars for syndication	149,119	98,398	102,686	144,932	136,812
Equipment on operating leases, net	315,976	298,269	305,586	306,266	232,791
Property, plant and equipment, net	330,471	325,325	327,170	329,990	318,010
Investment in unconsolidated affiliates	110,058	90,762	93,330	98,682	89,297
Intangibles and other assets, net	68,930	68,228	63,780	67,359	68,648
Goodwill	43,265	43,265	43,265	43,265	43,265

	$2,173,827	$2,155,978	$1,817,350	$1,835,774	$1,783,510

Liabilities and Equity
Revolving notes	$—	$—	$—	$—	$—
Accounts payable and accrued liabilities	339,001	372,321	345,776	369,754	370,652
Deferred income taxes	80,482	65,589	54,123	51,619	50,390
Deferred revenue	82,006	85,441	85,358	95,721	68,158
Notes payable, net	532,638	532,596	300,331	301,853	304,434

Total equity – Greenbrier	986,221	942,084	880,725	874,311	840,086
Noncontrolling interest	153,479	157,947	151,037	142,516	149,790

Total equity	1,139,700	1,100,031	1,031,762	1,016,827	989,876

	$2,173,827	$2,155,978	$1,817,350	$1,835,774	$1,783,510

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2017	2016	2017	2016
Revenue
Manufacturing	$317,104	$458,494	$1,216,641	$1,611,686
Wheels & Parts	85,231	78,417	237,580	247,604
Leasing & Services	36,826	75,955	103,536	225,044

	439,161	612,866	1,557,757	2,084,334

Cost of revenue
Manufacturing	245,228	352,775	948,436	1,247,635
Wheels & Parts	77,985	69,818	218,460	224,208
Leasing & Services	26,247	63,175	69,484	180,737

	349,460	485,768	1,236,380	1,652,580

Margin	89,701	127,098	321,377	431,754

Selling and administrative expense	42,810	43,280	123,518	118,073
Net gain on disposition of equipment	(1,581)	(311)	(4,793)	(11,326)

Earnings from operations	48,472	84,129	202,652	325,007

Other costs
Interest and foreign exchange	7,894	3,712	15,291	10,565

Earnings before income tax and earnings (loss) from unconsolidated affiliates	40,578	80,417	187,361	314,442

Income tax expense	(8,656)	(22,449)	(53,900)	(92,902)

Earnings before earnings (loss) from unconsolidated affiliates	31,922	57,968	133,461	221,540

Earnings (loss) from unconsolidated affiliates	(681)	1,564	(5,253)	2,921

Net earnings	31,241	59,532	128,208	224,461

Net (earnings) loss attributable to noncontrolling interest	1,582	(24,180)	(35,887)	(74,808)

Net earnings attributable to Greenbrier	$32,823	$35,352	$92,321	$149,653

Basic earnings per common share:	$1.12	$1.22	$3.16	$5.13

Diluted earnings per common share:	$1.03	$1.12	$2.91	$4.67

Weighted average common shares:
Basic	29,348	29,059	29,192	29,182
Diluted	32,690	32,342	32,515	32,475

Dividends declared per common share:	$0.22	$0.20	$0.64	$0.60

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended May 31,
	2017	2016
Cash flows from operating activities:
Net earnings	$128,208	$224,461
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	16,815	(10,143)
Depreciation and amortization	46,616	41,681
Net gain on disposition of equipment	(4,793)	(11,326)
Accretion of debt discount	1,329	—
Stock based compensation expense	19,007	19,055
Noncontrolling interest adjustments	1,203	837
Other	1,017	564
(Increase) decrease in assets:
Accounts receivable, net	(27,109)	(14,333)
Inventories	(47,209)	(15,346)
Leased railcars for syndication	(16,122)	28,823
Other	8,419	(5,191)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(41,008)	(88,707)
Deferred revenue	(13,650)	24,303

Net cash provided by operating activities	72,723	194,678

Cash flows from investing activities:
Proceeds from sales of assets	20,344	88,707
Capital expenditures	(53,848)	(51,707)
Decrease in restricted cash	15,526	200
Investment in and advances to unconsolidated affiliates	(34,068)	(9,088)
Cash distribution from unconsolidated affiliates	550	5,338

Net cash provided by (used in) investing activities	(51,496)	33,450

Cash flows from financing activities:
Net change in revolving notes with maturities of 90 days or less	—	(49,000)
Proceeds from revolving notes with maturities longer than 90 days	—	—
Repayments of revolving notes with maturities longer than 90 days	—	(1,888)
Proceeds from issuance of notes payable	275,000	—
Repayments of notes payable	(5,469)	(19,461)
Debt issuance costs	(9,082)	(4,160)
Repurchase of stock	—	(33,498)
Dividends	(18,619)	(17,362)
Cash distribution to joint venture partner	(27,267)	(62,710)
Investment by joint venture partner	—	5,400
Excess tax benefit (deficiency) from restricted stock awards	(2,396)	2,786
Other	—	(7)

Net cash provided by (used in) financing activities	212,167	(179,900)

Effect of exchange rate changes	9,340	(6,718)
Increase in cash and cash equivalents	242,734	41,510
Cash and cash equivalents
Beginning of period	222,679	172,930

End of period	$465,413	$214,440

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Third	Total
Revenue
Manufacturing	$454,033	$445,504	$317,104	$1,216,641
Wheels & Parts	69,635	82,714	85,231	237,580
Leasing & Services	28,646	38,064	36,826	103,536

	552,314	566,282	439,161	1,557,757

Cost of revenue
Manufacturing	356,555	346,653	245,228	948,436
Wheels & Parts	64,978	75,497	77,985	218,460
Leasing & Services	18,030	25,207	26,247	69,484

	439,563	447,357	349,460	1,236,380

Margin	112,751	118,925	89,701	321,377

Selling and administrative expense	41,213	39,495	42,810	123,518
Net gain on disposition of equipment	(1,122)	(2,090)	(1,581)	(4,793)

Earnings from operations	72,660	81,520	48,472	202,652

Other costs
Interest and foreign exchange	1,724	5,673	7,894	15,291

Earnings before income tax and loss from unconsolidated affiliates	70,936	75,847	40,578	187,361
Income tax expense	(20,386)	(24,858)	(8,656)	(53,900)

Earnings before loss from unconsolidated affiliates	50,550	50,989	31,922	133,461
Loss from unconsolidated affiliates	(2,584)	(1,988)	(681)	(5,253)

Net earnings	47,966	49,001	31,241	128,208

Net (earnings) loss attributable to noncontrolling interest	(23,004)	(14,465)	1,582	(35,887)

Net earnings attributable to Greenbrier	$24,962	$34,536	$32,823	$92,321

Basic earnings per common share (1)	$0.86	$1.19	$1.12	$3.16
Diluted earnings per common share (1)	$0.79	$1.09	$1.03	$2.91

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$698,661	$454,531	$458,494	$484,645	$2,096,331
Wheels & Parts	78,729	90,458	78,417	74,791	322,395
Leasing & Services	24,999	124,090	75,955	35,754	260,798

	802,389	669,079	612,866	595,190	2,679,524

Cost of revenue
Manufacturing	533,033	361,827	352,775	382,919	1,630,554
Wheels & Parts	73,002	81,388	69,818	69,543	293,751
Leasing & Services	11,589	105,973	63,175	23,045	203,782

	617,624	549,188	485,768	475,507	2,128,087

Margin	184,765	119,891	127,098	119,683	551,437

Selling and administrative expense	36,549	38,244	43,280	40,608	158,681
Net gain on disposition of equipment	(269)	(10,746)	(311)	(4,470)	(15,796)

Earnings from operations	148,485	92,393	84,129	83,545	408,552

Other costs
Interest and foreign exchange	5,436	1,417	3,712	2,937	13,502

Earnings before income tax and earnings (loss) from unconsolidated affiliates	143,049	90,976	80,417	80,608	395,050
Income tax expense	(44,719)	(25,734)	(22,449)	(19,420)	(112,322)

Earnings before earnings (loss) from unconsolidated affiliates	98,330	65,242	57,968	61,188	282,728
Earnings (loss) from unconsolidated affiliates	383	974	1,564	(825)	2,096

Net earnings	98,713	66,216	59,532	60,363	284,824
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(24,180)	(26,803)	(101,611)

Net earnings attributable to Greenbrier	$69,433	$44,868	$35,352	$33,560	$183,213

Basic earnings per common share (1)	$2.36	$1.54	$1.22	$1.15	$6.28
Diluted earnings per common share (1)	$2.15	$1.41	$1.12	$1.06	$5.73

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended May 31, 2017:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$317,104	$19,291	$336,395	$57,901	$1,022	$58,923
Wheels & Parts	85,231	8,959	94,190	4,239	839	5,078
Leasing & Services	36,826	595	37,421	7,084	427	7,511
Eliminations	—	(28,845)	(28,845)	—	(2,288)	(2,288)
Corporate	—	—	—	(20,752)	—	(20,752)

	$439,161	$—	$439,161	$48,472	$—	$48,472

Three months ended February 28, 2017:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$445,504	$—	$445,504	$85,369	$—	$85,369
Wheels & Parts	82,714	7,233	89,947	5,569	512	6,081
Leasing & Services	38,064	2,112	40,176	9,889	1,924	11,813
Eliminations	—	(9,345)	(9,345)	—	(2,436)	(2,436)
Corporate	—	—	—	(19,307)	—	(19,307)

	$566,282	$—	$566,282	$81,520	$—	$81,520

	Total assets
	May 31, 2017	February 28, 2017
Manufacturing	$705,229	$724,209
Wheels & Parts	264,308	280,207
Leasing & Services	625,569	505,897
Unallocated	578,721	645,665

	$2,173,827	$2,155,978

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	May 31, 2017	February 28, 2017
Revenue	$62,700	$64,200
Loss from operations	$(5,500)	$(6,900)
Total assets	$218,800	$227,200

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	May 31, 2017	February 28, 2017
Net earnings	$31,241	$49,001
Interest and foreign exchange	7,894	5,673
Income tax expense	8,656	24,858
Depreciation and amortization	16,036	14,985

Adjusted EBITDA	$63,827	$94,517

Three Months Ended May 31, 2017
Backlog Activity (units)
Beginning backlog	22,600
Orders received	11,000
Astra Rail (1)	1,000
Production held as Leased railcars for syndication	(1,200)
Production sold directly to third parties	(2,400)

Ending backlog	31,000

Delivery Information (units)
Production sold directly to third parties	2,400
Sales of Leased railcars for syndication	200

Total deliveries	2,600

(1)	Backlog added as of June 1, 2017.

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Greenbrier Reports Third Quarter Results . . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	May 31, 2017	February 28, 2017
Weighted average basic common shares outstanding (1)	29,348	29,130
Dilutive effect of convertible notes (2)	3,305	3,287
Dilutive effect of performance awards (3)	37	10

Weighted average diluted common shares outstanding	32,690	32,427

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below.

(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2024 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	May 31, 2017	February 28, 2017
Net earnings attributable to Greenbrier	$32,823	$34,536
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	733

Earnings before interest and debt issuance costs on convertible notes	$33,556	$35,269

Weighted average diluted common shares outstanding	32,690	32,427

Diluted earnings per share	$1.03	$1.09

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